CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 15, 2008 relating to the financial statements of Vystar Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Habif, Arogeti & Wynne, LLP (formerly Tauber & Balser, P.C.) Habif, Arogeti & Wynne, LLP Atlanta, Georgia November 13, 2008